EXHIBIT (d)(1)

EXHIBIT A

[FORM OF FACE OF NOTE]

CUSIP No. ____________

GENCOR INDUSTRIES, INC.

10% Junior Subordinated Note due December 31, 2006

No. R-_________

$_____________

      GENCOR INDUSTRIES, INC, a Delaware corporation (the “Obligor”), for value received, hereby promises to pay to [_____________] (the “Holder”) or to its registered assigns, the principal sum of U.S.$_____________ on December 31, 2006 (the “Maturity Date”), and to pay interest on said principal sum semi-annually on June 30 and December 31 of each year (each, an “Interest Payment Date”), commencing June 30, 2004, at the rate of 10% per annum of the principal amount then outstanding from the original issuance date of the Notes, until payment of the principal sum has been made or duly provided for.

      The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such Interest Payment Date, which shall be the 15th day (whether or not a Business Day) next preceding such Interest Payment Date, provided that interest payable on an Interest Payment Date that is a Redemption Date or the Maturity Date shall be payable to the Person to whom principal is payable. Any such interest that is payable but is not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not earlier than 10 days prior to such Special Record Date.

      The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (1) agrees to and shall be bound by such provisions; (2) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided; and (3) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

      Payment of the principal and interest on this Note will be made at the Place of Payment in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to on the reverse hereof unless otherwise indicated. Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Obligor has caused this instrument to be duly executed by manual or facsimile signature.

Dated: ______________, 2003

GENCOR INDUSTRIES, INC.

By:

Authorized Officer

By:

Authorized Officer

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is one of the Notes referred to in the within-mentioned Indenture.

HSBC Bank USA

By:

Authorized Officer

[FORM OF REVERSE OF NOTE]

GENCOR INDUSTRIES, INC.

10% Junior Subordinated Note due December 31, 2006

      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      1. INTEREST. The Obligor shall pay interest on each Interest Payment Date (or if such day is not a Business Day, on the next succeeding Business Day and no interest on the amount payable on such Interest Payment Date shall accrue for the intervening period). Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the Issue Date; provided that if there is no existing default or Event of Default relating to the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding

Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 30, 2004. The Obligor shall pay interest (including post-petition interest in any proceeding under any Federal or State bankruptcy, insolvency, reorganization, or other similar law) on overdue principal from time to time on demand at 12% per annum. The Obligor shall pay interest (including post-petition interest in any proceeding under any Federal or State bankruptcy, insolvency, reorganization, or other similar law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same 12% rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

      2. METHOD OF PAYMENT. The Obligor shall pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders of Notes on the Record Date therefor, even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.06 of the Indenture, provided that interest payable on an Interest Payment Date that is a Maturity Date shall be payable to the Person to whom principal is payable. The Notes shall be payable as to principal and interest at the office or agency of the Obligor maintained for such purpose as set forth in Section 9.02 of the Indenture, or, at the option of the Obligor, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register. Payment of principal of, premium, if any, and interest on the Notes shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. PAYING AGENT AND REGISTRAR. Initially, HSBC Bank USA, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Obligor may appoint and change any Paying Agent or Registrar without notice to any Holder. The Obligor or any of its Subsidiaries may act in any such capacity.

      4. INDENTURE. The Obligor issued the Notes under an Indenture dated as of ___________, 2003 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”) between the Obligor and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA, but only to the extent the Indenture is qualified under the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

      5. REDEMPTION. The Obligor, at its option, upon not less than 30 nor more than 60 days’ notice before the Redemption Date, may without penalty or premium redeem at any time all, or from time to time a portion, of the Notes on any date set by the Board of Directors at the principal amount thereof, together, in each case, with accrued and unpaid interest to the Redemption Date. The Obligor shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

      6. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $100 and integral multiples of $1 in excess thereof. The transfer of Notes maybe registered and Notes may be exchanged only as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Obligor may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Obligor need not exchange or register the transfer of any Note called for redemption. Also, the Obligor need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption.

      7. PERSONS DEEMED OWNERS. Except as provided in the Indenture, the registered Holder of a Note on the Registrar’s books may be treated as its owner for all purposes under the Indenture.

      8. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Obligor and the rights of the Holders of the Notes under the Indenture at any time by the Obligor and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

      9. DEFAULTS AND REMEDIES. The Indenture provides that each of the following events constitutes an Event of Default with respect to this Note on and after the Issue Date: (i) failure to make any payment of principal when due (whether at maturity, upon redemption or otherwise) on the Notes; (ii) failure to make any payment of interest when due on the Notes, which failure is not cured within 30 days; (iii) failure of the Obligor to observe or perform any of its other covenants or warranties under the Indenture for the benefit of the holders of the Notes, which failure is not cured within 90 days after notice is given as specified in the Indenture; and (iv) certain events of bankruptcy, insolvency, or reorganization of the Obligor.

      If an Event of Default with respect to the Notes shall occur and be continuing, the principal amount hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

      10. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      11. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common),
CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      12. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of Florida.

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s social security or tax identification number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Obligor. The agent may substitute another to act for him.

Date:________________________	Your Signature: _________________________

(Sign exactly as your name appears on the face of this Note)

Tax Identification No: ____________________

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.